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                                                                      Exhibit 21

                          CONSULIER ENGINEERING, INC.

                       LIST OF SUBSIDIARIES OF REGISTRANT

                                   State of
Subsidiary                      Incorporation                Names
----------                      -------------                -----

Southeast Automotive               Florida                  Southeast
  Acquisition                                            Southeast Tools
  Corporation

Consulier Business                 Florida               None
  Services, Inc.

C-6 Products, Inc.                 Florida               None